3Dshopping.com
                              517 Boccaccio Avenue
                                Venice, CA 90291

                                  May 21, 1999



Brian Smith
10859 Burbank Blvd.
North Hollywood, California

     Re:  Offer letter

Dear Brian:

     3Dshoppping.com ("3D") is pleased to offer you full-time employment with the title and responsibilities of President, Creative Division. Per our earlier discussions, this is a salaried position at a starting salary of $10,000.00 per month, and you will not be compensated for overtime. You will report directly to me and the 3D board of directors (the "board"), and will have the duties identified during the interviewing process.

     You will be immediately eligible to participate in all extant 3D employee benefits. 3D will also create a bonus incentive system (the "bonus plan") pursuant to which you and your progress will be reviewed each six months for the purpose, among other things, of determining if you shall receive a bonus based on your contributions made during that six moth period. Additionally, you will participate in the 3Dshopping.com 1999 Stock Option Plan at levels that will from time to time be determined by the board of directors of 3D.

     Employment with 3D is not for a specific term and may be terminated by you or 3D at any time for any reason, with or without cause. If terminated for no cause, Smith shall receive six months severance. If any contrary representations were made to you, they were without authority and are superseded by this offer. You will be expected, if requested, to sign one or more 3D confidentiality and/or inventions agreements, and to at all times abide by 3D's policies regarding safeguarding the proprietary nature of its information. You will also be required to sign the covenant not to compete which you agreed to in conjunction with the transaction memorialized by that certain Agreement and Plan of Reorganization dated as of April 1, 1999 by and among 3D, Design Base Los Angeles Inc., Todd Hosaka and yourself. Any modification or addition to these terms must be in writing and signed by you and an authorized signatory of 3D other than yourself.

Brian Smith
Offer Letter
May 21, 1999
Page 1


     Please signify your acceptance of the terms of this offer by signing in the line set forth below.

                                       Very truly yours,

                                       3Dshopping.com


                                       LAWRENCE WEISDORN
                                       -----------------------------------------
                                       Lawrence Weisdorn
                                       President


Reviewed and accepted


BRIAN SMITH
----------------------------------
Brian Smith